September 21, 2021 TPG RE Finance Trust, Inc. Bank of America Global Real Estate Conference Exhibit 99.1

Forward-Looking Statements and Other Disclosures The information contained in this presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as the coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company's financial condition and results of operations; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this presentation. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this presentation. The Company does not undertake any obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors. Bank of America Conference | Presentation | September 2021

Business Description

TPG RE Finance Trust, Inc. $5.3 billion Total Outstanding Loan Commitments $4.8 billion Unpaid Principal Balance of Loans Potential Loan Growth of $1.3 billion from Current Capital Base1 1. Refer to page 20 for additional detail 2. Refer to page 21 for additional detail Source: Company Records, as of June 30, 2021 TRTX is a leading commercial mortgage REIT targeting direct origination of floating rate, transitional first mortgages to institutional borrowers 66.7% Weighted Average LTV Anticipated Asset Sales Proceeds of at Least $70.4 million to be Reinvested Accretively1 $85.8 million Average Loan Size 3.75x Targeted Leverage Ratio Potential Total Return of 25.9% to Common Shareholders2 Bank of America Conference | Presentation | September 2021 81.9% Ratio of Non-MTM Debt to Total Debt Less than 9.2% of Total Loan Commitments are Unfunded Current Loan Portfolio Future Growth Drivers

Platform Highlights Scale Balance sheet lender with $5.3B in floating rate loan commitments, of which 99.3% are first mortgage loans Originated and acquired $14B of loan commitments since December 2014 Harness TPG’s $108B AUM platform, informational and network advantages, and enhanced access to the capital markets Experience Led by proven, cycle-tested, career portfolio lenders with an average of over 25 years experience Risk Mitigation Loans in major US markets with experienced, well-capitalized sponsors Emphasis on strong credit, cash flow, and moderate LTV Current Loan Portfolio $85.8M average loan size 66.7% weighted average LTV Weighted average interest rate of L + 3.23% and weighted average LIBOR floors of 1.44%, resulting in a weighted average coupon of 4.67% Target attractive risk-adjusted returns through selective first mortgage loan originations Note: Data as of June 30, 2021 Financing Profile Diversified capital base including CLOs, secured credit facilities, asset-specific financings, preferred stock, and common equity Emphasis on non-mark-to-market matched-term loan level financing; 81.9% of outstanding debt is non-MTM Bank of America Conference | Presentation | September 2021

Momentum Drives Growth Loan origination strategy: highly selective; experienced sponsors; target multifamily and life science assets in high-growth regions Closed 10 first mortgage loans during 1H 2021 with total commitments of $797.8M; property type concentrations are: multifamily 48%; office 47% (of which 41% is life sciences-related2); and mixed-use 5% Closed, or currently in the process of closing, ten first mortgage loans with a total loan commitment amount of $710.6M and initial fundings of $622.5M since June 30, 2021 $393.0M of available liquidity to build equity at June 30, 2021, including $224.7M of cash-on-hand available for investment and general corporate purposes, and $53.8M of CLO reinvestment capacity Collected 99.3% of interest due in 1H 2021 1H 2021 repayments of $339.3M reflect strong loan performance and borrower achievement of business plans, and asset sales of $60.7M demonstrate value of portfolio Stable risk ratings since 1Q 2020 of 3.1 continue to illustrate our focus on strong credit, experienced sponsors and quality assets CECL Reserve of $55.3M, or 104 bps of total loan commitments Capital structure at June 30, 2021 is well positioned to finance continued loan portfolio and earnings growth: Non-mark-to-market financing represented 81.9% of total loan portfolio financing Target leverage of 3.75x; Current Debt-to-Equity and Total Leverage ratios of 2.44:1 and 2.53:1, respectively Weighted average term to extended maturity of secured credit facilities of 2.3 years Weighted average advance rate across secured credit facilities of 70.3% Weighted average cost of funds for loan investments of LIBOR + 1.68% Increased quarterly dividend to $0.24 per common share on September 14, 2021, an increase of $0.04, or 20% from 2Q 2021 Represents an annualized dividend yield of 7.6%1 To be paid to common stockholders of record as of September 29, 2021 on October 22, 2021 Increase Distributable Earnings2 to drive further share price appreciation 1H 2021 Distributable Earnings2 covered common stock dividends at 1.4x Optimize loan portfolio through proactive asset management and selective originations Recycle existing capital into accretive loan originations as loans repay and asset sales occur Existing capital base supports additional investment capacity of $1.3B3 Enhance capital structure by accessing debt and equity capital markets on advantageous terms using TPG’s global network Quality Originations Support Growth Strong Loan Performance Supports Book Value Solid Capital Structure to Finance Growth Drivers of Earnings and Share Price Bank of America Conference | Presentation | September 2021 1. Annualized dividend yield calculated on September 17, 2021 stock price of $12.68 2. See Appendix for definitions 3. Refer to page 20 for additional detail

Established, Proven CRE Lending Platform Sourcing Credit and Investing Capital Markets Operations / Control / Reporting Asset / Portfolio Management TPG infrastructure drives accounting, tax, compliance, financial reporting and investor reporting Integrated business within TPG Real Estate ($11B1 AUM); coordinated approach to sourcing, relationships, market information, and data-driven investment decisions National network of direct relationships Owners Lenders Brokers Financing advisors Bankers Time-tested IRC process with demanding early warning hurdles Highly structured transaction documents Experienced transaction legal counsel (both in-house and third party) Rigorous due diligence process with checks and balances Successfully managed over $14B of CRE loan assets since 2014 Experienced team handles complex loan, real estate and legal situations Dedicated team of seven asset managers and two loan servicers Established borrowing relationships with global financial institutions Expertise in public and private equity and debt capital markets Benefit of TPG Global network of capital relationships 1. As of June 30, 2021 Bank of America Conference | Presentation | September 2021

Career Credit Investors Drive Investment Strategy Leadership team has invested through multiple business and real estate cycles Emphasis on credit quality and principal protection Constant engagement throughout the investment process Deep, extensive relationships with owners, borrowers, brokers and capital providers 20-person investment team supported by TPG’s global infrastructure and leadership team Peter Smith Chief Investment Officer 25+ years of experience Select Experience Managing Director Ladder Capital Deborah Ginsberg General Counsel 15+ years of experience Select Experience Principal Blackstone RE Debt Strategies Select Experience Co-Founder, CFO and COO Gramercy Capital Corp. Bob Foley Chief Financial Officer 30+ years of experience Team combines lending expertise with public company C-level experience Matt Coleman President 20+ years of experience Select Experience Chief Operating Officer TPG Real Estate Bank of America Conference | Presentation | September 2021

Integration with TPG Drives Competitive Advantage Experienced team with a long history of collaborative investing through numerous credit and macroeconomic cycles Established lending platform with strong capital markets capabilities and expansive financing relationships Long standing relationships with repeat borrowers, developers, investors, national brokerage firms, and financial institutions Deep knowledge of target markets, property types, and investable global trends Data-driven investment philosophy for 30 years Note: AUM as of June 30, 2021 Benefit to TRTX TPG Operations TPG Market Solutions Supports over 250 active portfolio companies in more than 30 countries Conducts business through 12 offices across 8 countries Optimize capital solutions for investment professionals and portfolio companies Combines private equity expertise and public equity investing capabilities Bank of America Conference | Presentation | September 2021 TRTX benefits from the intellectual capital, well-established relationships, specialized capabilities, and infrastructure of a leading global alternative investment firm Logo Growth Impact Market Solutions Capital $62 billion AUM $6 billion AUM $20 billion AUM $8 billion AUM Real Estate $11 billion AUM

TPG Commitment to Diversity, Equity & Inclusion Use of our influence and capital to advance diversity and equality 100+ women directors added to 60 portfolio company boards since 2017 A+/A+ ratings in Strategy & Governance from Principles for Responsible Investment (PRI) 50% diverse representation in 2020 and 2021 incoming associate classes Gender Neutral benefits, policies, and resources designed to support all employees and families Score of 100 from Corporate Equality Index measuring support of LGBTQ+ employees 7 Employee Affinity Groups with over 170 members to build community and inclusivity Benefits & Policies Talent Management & Development Employee Engagement Diversity Recruiting Ecosystem Engagement Advocacy & Impact Note: As of May 2021 Bank of America Conference | Presentation | September 2021

Financial Performance

2Q 2021 Highlights

Earnings

Operating Performance	2Q21	1Q21
Net Income (Loss)	$32.4M	$32.0M
Basic Earnings per Share[1]	($0.27)	$0.32
Diluted Earnings per Share[1]	($0.27)	$0.30
Distributable Earnings per Basic Share[2]	$0.28	$0.28
Distributable Earnings per Diluted Share[2]	$0.27	$0.27
Dividend on Common Shares	$15.5M / $0.20 per share	$15.5M / $0.20 per share
Series B Preferred Dividend	$6.2M	$6.1M
Book Value per Share	$16.03	$16.61

- Current Expected Credit Loss (CECL)[3]:
  - 2Q Credit Loss Benefit of $3.5M; reserve at June 30, 2021 was $55.3M, or 104 basis points of total loan commitments, compared to 118 basis points at March 31, 2021

Liquidity & Capitalization

- $393.0M of available liquidity, including $224.7M of cash-on-hand available for investment and other corporate purposes, and $53.8M of CLO reinvestment capacity
- Fully utilized the $308.9M FL4 ramp feature generated upon closing of $1.25B TRTX 2021-FL4 on March 31, 2021
- On June 14, 2021, the Company issued $201.3M of 6.25% Series C Cumulative Redeemable Preferred Stock, generating net proceeds of $194.4M after deducting the underwriting discount and commissions of $6.3M and issuance costs of $0.6M
- On June 16, 2021, the Company redeemed all 9M outstanding shares of the $225.0M 11% Series B Cumulative Redeemable Preferred Stock at an aggregate redemption price of approximately $247.5M
- 81.9% of loan portfolio financing is non-mark-to-market at June 30, 2021[4]

Loan Portfolio

- Total loan commitments: $5.3B
- Total loan UPB: $4.8B
- Weighted average coupon: 4.67%
- Weighted average LTV[5]: 66.7%
- Weighted average risk rating[5]: 3.1
- Weighted average LIBOR floor: 1.44%
- Closed nine first mortgage loans during the quarter with total commitments of $752.5M and initial fundings of $597.0M
  - 45% multifamily, 44% office (life science-related[5]), and 5% mixed use
- Received full repayments related to four loans totaling $330.7M
- Sold one performing hotel loan with an unpaid principal balance of $60.7M for $59.5M, a $0.98 dollar price of par value; the loss on sale of $1.6M does not include the beneficial impact to our general CECL reserve resulting from the sale of this loan, which exceeded the loss on sale

1. Calculated on Net Income (Loss) Attributable to Common Stockholders; please refer to Appendix for reconciliation from GAAP Net Income (Loss) to Net Income (Loss) Attributable to Common Stockholders
2. Please refer to Appendix for reconciliation from GAAP Net Income (Loss) to Distributable Earnings
3. In connection with adoption on January 1, 2020 of Accounting Standards Update 2016-13, Financial Instruments – Credit Losses ("ASU 2016-13", or "CECL")
4. Includes one non-consolidated senior interest of $132.0 million
5. See Appendix for a description of the Company's Loan Risk Rating scale and definitions, including LTV and Life Science

Bank of America Conference | Presentation | September 2021 12

Operating Performance and Dividend Coverage

Operating Performance[1] ($ in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20	4Q19
Net Income (Loss)	$32.4	$32.0	$14.6	$38.4	$42.9	($232.8)	$28.4
Net Income (Loss) Attributable to Common Stockholders	($21.0)	$24.2	$6.6	$30.8	$40.1	($233.1)	$32.6
Distributable Earnings[2]	$21.9	$21.7	$11.7	$32.6	$17.5	($168.3)	$33.2
Cash Dividends Declared on Common Shares	$15.5	$15.5	$29.5	$15.4	$15.4	$33.2	$32.8
Distributable Earnings to Common Dividend Ratio	1.4x	1.4x	0.4x[3]	2.1x	1.1x	NM[4]	1.0x

Ratio of Distributable Earnings[2] to Common Dividend
Six Months Ended June 30, 2021



Dividend Coverage of 1.4x
Undistributed Earnings of $12.6M
$31.0M
$43.6M
Cash Dividends on Common Shares
Distributable Earnings



Distributable Earnings per Share
Distributable Earnings per Diluted Share
Common Dividend per Share
$0.28
$0.27
Undistributed Earnings per Diluted Share $0.07
$0.20
$0.28
$0.27
Undistributed Earnings per Diluted Share $0.07
$0.20
$0.24
Common Dividend Declared on September 14, 2021
$0.24
20% Increase from 2Q21
1Q21
2Q21
3Q21

1. See Appendix for definitions.
2. Please refer to Appendix for reconciliation from GAAP Net Income (Loss) to Distributable Earnings.
3. Includes common dividend declared of $15.5M ($0.20 per share) and FY20 special dividend declared of $14.0M ($0.18 per share). Common dividend for FY20 of $93.5M ($1.21 per share).
4. Distributable Earnings to Common Dividend Ratio is considered not meaningful ("NM") as a result of $203M impairment charge on CRE Debt Securities portfolio recorded during the period, which was excluded from taxable income/loss.

Bank of America Conference | Presentation | September 2021 13

Liquidity and Leverage Available Liquidity Leverage Ratio 1. Cash held to satisfy minimum cash requirement under secured credit facility covenants 2. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit agreements, and mortgage loan payable, less cash, to (ii) total stockholders’ equity, at period end 3. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit agreements, and mortgage loan payable, plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders’ equity, at period end Note: Totals may not sum due to rounding 2 12/31/2020 3 1 3/31/2021 $53.8 Decrease driven by full utilization of the $308.9M FL4 Ramp during 2Q21 Bank of America Conference | Presentation | September 2021 Target Leverage Growth Potential 3.75x

Book Value Walk 2Q 2021 1. Per share amounts based on actual shares outstanding as of each period end. Does not reflect dilutive impact of 12M warrants held by an affiliate of Starwood Capital Group; Book value per share reflecting pro forma dilution resulting from an assumed exercise of warrants at June 30, 2021 is $15.00 (refer to page 28 for additional detail). 2. Vested shares related to employee compensation plans. Note: Totals may not sum due to rounding. CECL Reserve per Share $0.76 CECL Reserve per Share $0.72 1 1 Net Income before the beneficial impact of the reduction to the 2Q21 CECL reserve was $0.37, fully covering the common stock dividend of $0.20 per share Series B Preferred Stock redemption decreased book value per common share by $0.58: $22.5M make-whole payment equal to the present value of all remaining dividend payments due after the redemption date through the second anniversary of the original issue date $22.5M non-cash charge-off of the remaining unamortized discount including allocated Warrant fair value and transaction costs Benefit of the $3.5M reduction to the 2Q21 CECL reserve resulted in a $0.04 increase to book value per common share Net Income Excluding Credit Loss Benefit Covers Common Dividend 1.85x; Covers Common and Preferred Dividend 1.32x Bank of America Conference | Presentation | September 2021

Loan Portfolio & Capitalization

National, Major Market Footprint1 Lending Focused in Top 25 Markets3 Top 25 Markets Account for 85.7% of Total Loan Commitments Loan Category Geographic Diversity Diversified Loan Portfolio Property Diversity1,2 1. By total loan commitment at June 30, 2021 2. See Appendix for definitions 3. Top 25 markets determined by US Census. Portfolio loans with collateral properties that are located in different MSAs are classified in the market designation with over 50% of underlying loan collateral by unpaid principal balance 1,2 Loan Portfolio: $5.3 billion commitments | $4.8 billion UPB Loan Type: First Mortgage 99.3% | Mezzanine Loan 0.7% Weighted Average Interest Rate: LIBOR plus 3.2% Weighted Average LTV: 66.7% 1,2 Fixed vs. Floating CA 21.9% NY 16.1% TX 11.2% PA 6.8% FL 9.9% NC 4.3% GA 4.2% MI 3.9% NJ 3.1% VA 4.2% MA 1.2% MO 2.4% IL 1.7% LA 1.2% HI 0.8% KY 0.7% MD 3.8% Construction Bridge 25.7% IN 0.9% OH 1.7% Bank of America Conference | Presentation | September 2021

Select 2021 Loan Originations

	Multifamily	Office (Life Science)	Multifamily
Commitment	$47.0M	$215.0M	$122.5M
Location	St. Petersburg, FL	Bay Area, CA	Towson, MD
Collateral	✓ 211-unit multifamily building, 280-space covered parking garage and 7,500 SF of retail	✓ 384K SF, 9-story Class A office building and adjacent parking structure, which will be partially converted (~67%) to life science use	✓ One 15-story Class B multifamily tower, 35 garden-style apartment buildings, and 1,187-surface parking spaces
Borrower Business Plan	✓ Refinance construction loan ✓ Burn-off concessions incurred during lease-up (construction completed in Aug. 2020) ✓ Lease vacant retail space	✓ Acquisition, base building CapEx plan, conversion of a portion of the traditional office to life science, and lease-up of converted space	✓ Complete renovations and realize rent premiums
LTV / In-Place Debt Yield[(1),(2)]	74.8% / 4.0%	63.1% / 1.5%	70.2% / 6.0%
Loan Category[(1)]	Bridge	Moderate Transitional	Bridge
Investment Date	April 2021	May 2021	May 2021
Property Photos			

1. See Appendix for definitions, including LTV and Loan Category
2. In-place debt yield for loans originated is defined as the ratio of in-place net cash flow (annualized) divided by the initial funding amount, both as of the closing date

Bank of America Conference | Presentation | September 2021 18

2021 Loan Originations Metrics 1H 2021 Investment Highlights1 Closed 10 first mortgage loans Total commitments of $797.8M Initial fundings of $634.5M Average loan size of $79.8M 100% floating rate Weighted average interest rate of L + 3.47% Weighted average LIBOR floor of 22 bps Weighted Average LTV of 67.1% 73.1% of 1H 2021 originations in top 25 MSAs 1H 2021 Originations as Compared to Total Portfolio Geographic Diversity as % of Total Commitments 1H 2021 Originations Total Portfolio 2 1. See Appendix for definitions, including LTV and Life Science 2. Includes Condominium and Retail properties totaling 1.0% of total loan portfolio (0.4% and 0.6%, respectively) Bank of America Conference | Presentation | September 2021

Capital Deployment

Maximum Potential Investment Capacity

($ in millions)	At June 30, 2021
Total Stockholder's Equity	$1,437.2
Targeted Leverage	3.75:1
Maximum Potential Gross Loan Investment Capacity	**$6,826.7**
Less: Outstanding Total Loan Commitments	($5,318.3)
Maximum Potential Net Loan Capacity	$1,508.4
Maximum Potential Gross Loan Investment Capacity Utilization Rate[1]	**77.9%**

Levers to Boost Earnings Growth

- Full deployment of equity, targeting leverage of 3.75:1
- Sell defaulted retail property loan and real estate owned asset at carrying value, releasing an estimated $70.4M of equity for redeployment (refer to table below for additional detail)[6]
- Draw leverage on currently unlevered assets
  - $69.7M of unencumbered loan investments held on the balance sheet at June 30, 2021
- Draw leverage on existing pledged assets by utilizing nearly $99.5M of available undrawn financing capacity at June 30, 2021
- Continue to reduce cost of non-MTM borrowings of $169.0M at June 30, 2021 through repricing or repayment, and transfer of loans to existing CLOs

Illustrative Examples of Capital Deployment Impact on Earnings[2]

($ in millions except for per share amounts)

Potential Net Loan Capacity[3]	**$1,000.0**	**$1,250.0**	**$1,500.0**
Assumed Leverage at 77.5%	(775.0)	(968.8)	(1,162.5)
Assumed Incremental TRTX Equity Deployment	**$225.0**	**$281.3**	**$337.5**
Implied Additional Earnings at 7% Assumed ROE[4]	**$15.8**	**$19.7**	**$23.6**
Implied Additional Earnings per Share, Basic[5]	$0.20	$0.26	$0.31
Implied Additional Earnings per Share, Diluted[5]	$0.19	$0.24	$0.29
Implied Additional Earnings at 8% Assumed ROE[4]	**$18.0**	**$22.5**	**$27.0**
Implied Additional Earnings per Share, Basic[5]	$0.23	$0.29	$0.35
Implied Additional Earnings per Share, Diluted[5]	$0.22	$0.27	$0.33

Equity Redeployment Impact on Earnings – Sales of Non-Earning Assets[2]

($ in millions except for per share amounts)

Assumed Gross Sale Proceeds[6]	**$120.4**
Outstanding Borrowings	(50.0)
Assumed TRTX Equity for Redeployment	**$70.4**
Implied Additional Earnings at 7% Assumed ROE[4]	**$4.9**
Implied Additional Earnings per Share, Basic[5]	$0.06
Implied Additional Earnings per Share, Diluted[5]	$0.06
Implied Additional Earnings at 8% Assumed ROE[4]	**$5.6**
Implied Additional Earnings per Share, Basic[5]	$0.07
Implied Additional Earnings per Share, Diluted[5]	$0.07

1. Maximum Potential Gross Loan Investment Capacity Utilization Rate is equal to Outstanding Total Loan Commitments as a percentage of Maximum Potential Gross Loan Investment Capacity
2. TRTX's ability to deploy capital is dependent upon TRTX identifying and originating or acquiring loan investments; TRTX operates in a competitive market for the origination and acquisition of loan investments; TRTX can provide no assurance that it will be able to identify and originate or acquire loan investments in a manner consistent with the potential capital deployment scenarios presented on this slide
3. Assumes 100% initial funding on loan commitments
4. "Assumed Return On Equity" represents a hypothetical annual return on TRTX's assumed equity resulting from the illustrative capital deployment scenarios presented above; please refer to "ROE Scenarios Disclaimer" in Appendix for additional detail
5. Calculated on shares outstanding at June 30, 2021; Dilutive impacted calculated assuming June 30, 2021 share price of $13.45; For additional detail surrounding calculation of dilutive impact refer to page 28
6. Assuming sale at carrying value of properties as of June 30, 2021; TRTX can provide no assurance that these properties will be sold at carrying value or will transact at all

Bank of America Conference | Presentation | September 2021 20

Bank of America Conference | Presentation | September 2021 Attractive Potential Total Return Current market price to book value ratio of 0.79x TRTX offers attractive potential total return: 18% potential return if market price recovers to diluted book value 8% potential return based on annual dividend distributions, assuming quarterly cash dividend remains constant at $0.24 per share 1. Book value as of June 30, 2021 2. Stock price as of September 17, 2021 3. September 17, 2021 stock price divided by book value at June 30, 2021 4. Book value per share reflecting pro forma dilution resulting from an assumed exercise of warrants at June 30, 2021 (refer to page 28 for additional detail) Note: The foregoing contains specific assumptions regarding performance; There can be no assurance the company will preform as discussed; Please refer to “Market Price and Dividend Disclaimer” in Appendix for additional information 1 2 3 Market Price to Book Value Potential Total Return of 26% Total Investment Value $15.96 per share June 30, 2021 Diluted Book Value $15.00 per share September 17, 2021 Stock Price $12.68 4

Favorable CRE Market Trends Sale Transaction Volume Has Returned to Pre-COVID Levels1 Over $2.3 Trillion of CRE Mortgages are Scheduled to Mature Over the Next Five Years2 CRE Debt Lenders by Sector3 U.S. Sales Volume Commercial Mortgage Maturities by Sector Rising volumes of loan maturities and property sales create opportunities for non-bank lenders 1. Source: Real Capital Analytics; Data from January 1, 2011 to June 30, 2021 2. Source: Morgan Stanley Research; Data as of April 2021 3. Source: Federal Reserve Bank, First Quarter 2021 Flow of Funds Bank of America Conference | Presentation | September 2021

Non-Mark to Market Liabilities 1 1. Includes hotel specific facility which may be re-margined beginning after the facility’s 2nd anniversary date based on LTV test; otherwise, no credit or spread marks apply 1 Bank of America Conference | Presentation | September 2021 Competitor Liability Mix Competitor Liability Mix Source: Form 10-Q filings as of June 30, 2021 Non-Mark to Market Financing Mark to Market

Loan Financing Overview 1. Omits the impact of LIBOR floors on approximately 6% of our financing 2. Based on extended maturity dates where ability to extend is at Company’s option 3. Reflects the extension in August 2021 of our $250 million secured credit facility with Goldman Sachs from August 19, 2021 to August 19, 2022, with two additional one-year extensions at our option, provided the secured credit facility is not in default Note: Totals may not sum due to rounding Loan Financing Arrangements as of June 30, 2021 Total loan portfolio financing capacity of $6.0 billion with $2.3 billion of current availability Weighted average cost of funds of LIBOR plus 1.68%1 Financing Utilization Lengthened Maturity of Outstanding Borrowings2 2.54x 2.64x Secured Credit Agreements Secured Credit Agreements Usage Available 3.38x 3.49x $249.5M Non-Mark-to-Market Mark-to-Market Secured Credit Agreements Secured Credit Agreements 81.9% Secured Credit Agreement Non-Consolidated Senior Interest s $2,200.6 M 18.1% 3 Bank of America Conference | Presentation | September 2021

Interest Rate Sensitivity Loan Portfolio Net Floating Rate Exposure $ Millions 100% of the loan portfolio is indexed to one-month USD LIBOR Loan portfolio benefits from low rates due to high in-place LIBOR floors on loans; weighted average LIBOR floor is 1.44% 84% of the loan portfolio is subject to a LIBOR floor of 0.50% or greater Approximately 6% of loan portfolio financing outstanding is subject to an index rate floor greater than 0.0%1 Loan Portfolio Income Sensitivity $ Impact per Share per Quarter2 1. June 15, 2021, the benchmark index interest rate for bondholders under FL3 was converted from LIBOR to the Compounded Secured Overnight Financing Rate (“SOFR”) plus a benchmark replacement adjustment of 11.448 basis points 2. Based on loan portfolio composition as of June 30, 2021 LIBOR at 3/31/2020 0.99% LIBOR at 6/30/2020 0.16% LIBOR at 9/30/2020 0.15% LIBOR at 12/31/2020 0.14% LIBOR at 3/31/2021 0.11% LIBOR at 6/30/2021 0.10% LIBOR Bank of America Conference | Presentation | September 2021

MTM Secured Credit Facilities 7% Financing by Property Type Office Hotel Multifamily Mixed-Use Non-MTM Collateralized Loan Obligations 64% MTM Secured Credit Facilities 36% Non-MTM Collateralized Loan Obligations 100%1 Non-MTM Secured Credit Facility2 38% Non-MTM Collateralized Loan Obligations 62% Non-MTM Collateralized Loan Obligations 93% 1. Excludes $1M of secured credit facility borrowings equal to 0.1% of total outstanding multifamily borrowings 2. Includes hotel specific facility which may be re-margined beginning after the facility’s 2nd anniversary date in October 2022 based on LTV test; otherwise, no credit or spread marks apply Note: Data as of June 30, 2021 High Share of Non-Mark-to-Market Financing as Risk Mitigant 100% of hotel loans financed with non-MTM debt 64% of office loans are financed with non-MTM debt 81.9% of total loan portfolio financing is non-MTM vs. 52.4% in 2Q20 Bank of America Conference | Presentation | September 2021

Capital Structure Overview $50.0 (1%) $2,835.9 (55%) $694.1 (13%) $194.4 (4%) $1,242.8 (24%) Series C Preferred Stock Mortgage Loan Payable Collateralized Loan Obligations Secured Credit Agreements (MTM) Common Equity at Book Value ($ in millions) Maximum Capacity Maximum Capacity Maximum Capacity W.A. Approved Advance Rate Look-Through LTV W.A. Cost of Funds W.A. Maturity Outstanding at 6/30/21 Secured Credit Agreements (MTM) $3,239.5 $3,152.9 $2,894.8 72.7% 48.2% 1.72% Oct 20231 $694.1 Secured Credit Agreement (Non-MTM) $249.5 58.7% 38.7% 4.50% Oct 20252 $169.1 Total Secured Credit Agreements $6,107.5 $5,988.8 $3,144.3 70.3% 47.6% 2.27% $863.2 Collateralized Loan Obligations $2,868.0 $2,835.9 $2,835.9 82.3% 55.9% 1.51% Nov 20363 $2,835.9 Total Loan Portfolio Financing $6,107.5 $5,988.8 $5,980.2 78.8% 52.6% 1.68% $3,699.1 Mortgage Loan Payable4 $50.0 $50.0 $50.0 N/A N/A 4.50% Dec 20225 $50.0 Series C Preferred Equity Series C Cumulative Redeemable Preferred Stock 6.25%6 $194.4 Common Equity Book Value per share as of 6/30/21 $16.03 Shares of Common Stock Outstanding (in millions) 77.1 Total Equity $1,437.2 Total Capitalization $5,186.3 Capital Stack Composition Capital Structure Detail ($ in millions) 1. Weighted average term to extended maturity of the 7 secured credit facilities, assuming all extension options and term-out provisions are exercised 2. Represents extended maturity 3. Represents weighted average legal maturity date 4. Finances one Real Estate Owned asset with carrying value of $99.2M 5. Represents extended maturity date; initial maturity date is December 15, 2021 6. Represents fixed rate dividend $169.1 (3%) Secured Credit Agreement (Non-MTM) Bank of America Conference | Presentation | September 2021

Preferred Stock Issuance and Redemption

$201.25 Million Offering of Series C Preferred Stock

Issuer	TPG RE Finance Trust Inc. ("TRTX" or the "Company")
Security	Series C Cumulative Redeemable Preferred Stock ("Series C Preferred")
Offering Size	$201.25 million, including 15% overallotment option exercised by underwriters
Liquidation Preference	$25.00 per share
Dividend Rate	6.25% per annum, payable March/June/September/December; first dividend payment date is September 30, 2021
Optional Redemption	Redeemable at the Company's option five years from the date of original issuance, for cash at $25.00 per share plus accrued and unpaid dividends. Redeemable at par plus accrued in the event of a change of control
Listing	NYSE, under the symbol "TRTX PRC"
Credit Rating	BBB (Egan-Jones)[1]
Use of Proceeds	Redeem, in tandem with balance sheet cash, the $225.0 million 11% Series B Cumulative Redeemable Preferred Stock, plus make whole premium and related costs

Redemption of Series B Preferred Stock

- Source of Funds
  - Net proceeds of $194.4 million from the issuance of Series C Preferred Stock[2]
  - $53.1 million of balance sheet cash
- Use of Funds
  - $225.0 million to redeem Series B at par
  - $22.5 million make-whole Payment equal to PV of forgone dividend stream from July 1, 2021 through May 28, 2022
- Non-Cash Items
  - One-time, non-cash charge-off of unamortized allocated value of the still-outstanding 12 million warrants granted to the Series B preferred stockholder: $11.3 million
  - One-time, non-cash charge-off of the unamortized transaction costs of the Series B transaction: $11.2 million
- Combined impact of cash and non-cash redemption charges on book value per share of $0.58[3]

	Dilutive Impact of Outstanding Warrants – at June 30, 2021	
	Common Shares Outstanding, Basic	**77,089,125** (A)
	Market Price	$13.45[4]
–	Warrant Strike Price	$7.50
	Gain per Warrant	**$5.95**
×	Total Outstanding Warrants	12,000,000
	Aggregate Gain	**$71,400,000**
÷	Market Price	$13.45[4]
	Net Shares Settled[5]	**5,308,550** (B)
	Common Shares Outstanding, Diluted (A) + (B)	**82,397,675**
	Diluted Book Value per Share	**$15.00**

1. A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating
2. Net of transaction costs (including underwriting discount and commissions)
3. Based on common shares outstanding at June 30, 2021
4. TRTX stock price at June 30, 2021
5. Proforma settlement assuming warrants are exercised at June 30, 2021 stock price

Bank of America Conference | Presentation | September 2021 28

Appendix

Bank of America Conference | Presentation | September 2021 Investment Approach and Process David Bonderman Chairman Jim Coulter Executive Chairman Jon Winkelried CEO Jonathan Coslet CIO Jack Weingart CFO Ken Murphy COO, TRTX Investment Review Committee Bob Foley CFO Peter Smith CIO Deborah Ginsberg General Counsel Tripp Johnson Partner Erin Nemser Partner Jamie Sholem Partner Matt Coleman TRTX President, TPG Real Estate COO Kelvin Davis Co-Head, Partner Avi Banyasz Co-Head, Partner TPG Senior Leadership TPG Real Estate Partners Michael Abel Partner James Piper Partner TPG RE Finance Trust, Inc. Investment Review Committee Broad and deep investment perspective from integration with TPG and TPG RE Partners Downside protection through significant borrower equity and discount to replacement cost Short transitional business plans (<24 months) Loan structure and terms consistent with borrower business plan Focus on credit quality and capital preservation Target primary and select secondary markets with positive economic dynamics Institutional quality properties owned by well-capitalized, experienced borrowers

Credit and Risk Management Investment performance enhanced by rigorous credit process and integrated portfolio management Senior management has an average of 25 years of credit and underwriting experience Bottom-up, equity-oriented approach to underwriting and due diligence focused on “all-weather” collateral valuation, and multiple exit strategies Highly structured, carefully tailored loan documents with performance hurdles and project milestones for downside protection Site visits and active diligence on loan collateral, plus competitive properties in local market Augment in-house underwriting and diligence with experienced third party consultants, engineers, and legal counsel Rigorous, multi-stage IRC process including representatives from TRTX, TPG RE and TPG Holdings Dedicated servicing and asset management team Maintain updated tracking and evaluation system for vigilance in overall portfolio review Direct and frequent dialogue with borrowers Rigorous oversight of portfolio with emphasis on financial, legal, and qualitative analysis Internal monitoring system with quarterly risk ratings and frequent portfolio roll-ups Intensive focus on the borrower to ensure TRTX is the first and last call Evaluate early warning signals to anticipate potential performance issues Enterprise Risk Committee to monitor development, implementation and monitoring of policies, procedures and systems to mitigate risk throughout the business Credit Process Risk & Asset Management Bank of America Conference | Presentation | September 2021

Risk Ratings 1. See Appendix for a description of the Company’s Loan Risk Rating scale and definition of Loan Category 2. Includes a single sponsor relationship with common control of 4 loans with total amortized cost of $23.0 million 3. Includes an amendment and assumption of existing office loan; treated as a new origination and extinguishment under GAAP 4. Includes conversion of one first mortgage loan to Real Estate Owned with an amortized cost of $112.0M 5. CECL reserve recorded upon adoption on January 1, 2020, which is reflected as a direct charge to retained earnings on our consolidated balance sheet Note: Totals may not sum due to rounding Stable Risk Ratings1 Risk Ratings Migration1 $58.7 $0.0 Risk Ratings – 6/30/2021 By Amortized Cost ($ in Millions) Total: $4,825.9 Loan Count: 62 4 49 8 $83.0 $59.3 $62.8 By Amortized Cost Start of Period 2.9 3.2 3.1 3.1 3.1 3.1 Repayments/ Sales 2.7 5.0 3.0 3.04 – 3.1 Originations 3.0 N/A 3.03 N/A 3.0 2.9 End of Period 3.2 3.1 3.1 3.1 3.1 3.1 By Amortized Cost Risk Ratings Migration1 $58.8 CECL Reserve Walk ($ in Millions) $59.3M $58.7M $62.8M $58.8M Trailing 4 Quarter Average: 113 bps of Total Loan Commitment $55.3M CECL Reserve bps of Total Loan Commitments 5 2 $83.0M Bank of America Conference | Presentation | September 2021

2Q21 Interest Collections Loan Performance PIK Interest TTM 99.3% interest collections during 2Q21, including PIK interest of 1.1% 1. Loan defaulted in 4Q20 2. Based on Portfolio UPB at June 30, 2021 3. See Appendix for definitions of Economic and Non-Economic Modifications 4. Includes the write-off of outstanding PIK interest associated with the sale of one hotel loan Outstanding Loan Modifications at 6/30/20212 Economic3 16% Non-Economic3 5% Borrowers infused approximately $1.4 million to replenish reserves in connection with loans modified in 2Q21 4 Bank of America Conference | Presentation | September 2021 Less than 0.1% of Total Outstanding UPB

TRTX Loan Portfolio

$ Millions

Loan Name	TRTX Loan Commitment[1]	TRTX Loan Balance[2]	Interest Rate	Extended Maturity	Location	Property Type	Commitment Per Sq. ft. / Unit	LTV[3]
Loan 1	$300.8	$290.2	L+ 1.6%	3.2 years	New York, NY	Office	$594 Sq. ft.	65.2%
Loan 2	$223.0	$173.0	L+ 3.4%	3.1 years	Brookhaven (Atlanta), GA	Office	$214 Sq. ft.	61.4%
Loan 3	$215.0	$120.7	L+ 3.9%	4.9 years	Daly City, CA	Office	$545 Sq. ft.	63.1%
Loan 4	$210.0	$185.3	L+ 3.6%	2.5 years	Detroit, MI	Office	$217 Sq. ft.	59.8%
Loan 5	$206.5	$205.0	L+ 2.9%	2.5 years	Various, FL	Multifamily	$181,299 / Unit	76.6%
Loan 6	$200.0	$197.0	L+ 2.9%	3.2 years	New York, NY	Office	$904 Sq. ft.	65.2%
Loan 7	$190.0	$185.8	L+ 2.7%	2.0 years	Philadelphia, PA	Office	$177 Sq. ft.	73.6%
Loan 8	$173.3	$167.2	L+ 4.3%	1.3 years	Philadelphia, PA	Office	$213 Sq. ft.	72.2%
Loan 9	$165.0	$165.0	L+ 3.8%	1.4 years	Charlotte, NC	Hotel	$235,714 / Unit	65.5%
Loan 10	$165.0	$161.9	L+ 3.8%	1.7 years	Various, NJ	Multifamily	$132,850 / Unit	78.4%
Loans 11 – 62	**$3,269.7**	**$2,982.4**	**L + 3.3%[4]**	**3.0 years**				**65.8%**
Total Loan Portfolio	**$5,318.3**	**$4,833.5**	**L + 3.2%[4]**	**2.9 years**				**66.7%**

1. Represents TRTX's potential maximum loan commitment/balance
2. Represents TRTX's current loan balance and excludes third party pari passu and junior positions in the same capital structure, if any
3. See Appendix for definitions, including definition of LTV
4. Represents the weighted average interest rate as of June 30, 2021 which are all floating rate loans; Interest rate includes LIBOR plus the loan credit spread at June 30, 2021

Note: As of June 30, 2021; Not all TRTX investments have or will have similar experiences or results, and there should be no assumption that the investments listed above will continue to perform

Bank of America Conference | Presentation | September 2021

34

Per Share Calculations

Reconciliation of Net Income Attributable to Common Stockholders and Distributable Earnings

- The following tables provide a reconciliation of GAAP net income to GAAP net income attributable to common stockholders and Distributable Earnings (in thousands, except share and per share data):

	Three Months Ended (unaudited)	
	June 30, 2021	March 31, 2021
Net Income (Loss)	**$32,391**	**$31,955**
Preferred Stock Dividends[1]	(6,799)	(6,124)
Participating Securities' Share in Earnings (Loss)	(148)	(146)
Series B Preferred Stock Redemption Make-Whole Payment[2]	(22,485)	-
Series B Preferred Stock Accretion and Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs[3]	(23,997)	(1,452)
Net (Loss) Income Attributable to Common Stockholders	**($21,038)**	**$24,233**
Weighted-Average Common Shares Outstanding, Basic	76,899,270	76,895,615
Weighted-Average Common Shares Outstanding, Diluted	76,899,270	80,673,236
(Loss) Earnings Per Common Share, Basic	**($0.27)**	**$0.32**
(Loss) Earnings Per Common Share, Diluted	**($0.27)**	**$0.30**
Series B Preferred Stock Redemption Make-Whole Payment	22,485	-
Series B Preferred Stock Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs	22,489	-
Non-Cash Stock Compensation Expense	1,393	1,456
Credit Loss (Benefit) Expense[4]	(3,478)	(4,038)
Distributable Earnings	**$21,851**	**$21,651**
Weighted-Average Common Shares Outstanding, Basic	76,899,270	76,895,615
Weighted-Average Common Shares Outstanding, Diluted	81,875,946	80,673,236
Distributable Earnings per Common Share, Basic	**$0.28**	**$0.28**
Distributable Earnings per Common Share, Diluted	**$0.27**	**$0.27**

Book Value Per Common Share

	For the Period Ended (unaudited)			
	June 30, 2021	March 31, 2021	Dec 31, 2020	Sep 30, 2020
Total Stockholders' Equity and Temporary Equity	$1,437,191	$1,478,231	$1,466,451	$1,486,001
Series C Preferred Stock	201,250	-	-	-
Series B Preferred Stock	-	201,003	199,551	198,152
Series A Preferred Stock	125	125	125	125
Stockholders' Equity, Net of Preferred Stock	1,235,816	1,277,103	1,266,775	$1,287,724
Number of Common Shares Outstanding at Period End	77,089,125	76,897,102	76,787,006	76,757,761
Book Value per Common Share	**$16.03**	**$16.61**	**$16.50**	**$16.78**

1. Includes preferred stock dividends declared and paid for Series A and Series B preferred stock shares outstanding for the three and six months ended June 30, 2021 and 2020, and undeclared dividends for Series C cumulative redeemable preferred stock shares outstanding of $0.6 million for the three months ended June 30, 2021.
2. Represents the make-whole payment to the Series B Preferred shareholders for an amount equal to the present value of all remaining dividend payments due on such share of Series B Preferred Stock from and after such redemption date (and not including any declared or paid dividends or accrued dividends prior to such redemption date) through the second anniversary of the original issue date, computed in accordance with the terms of the Articles Supplementary.
3. Series B Preferred Stock Accretion and Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs includes amounts recorded as deemed dividends and the write-off of unamortized transaction costs and the unaccreted portion of the allocated Warrant fair value related to the Company's Series B Preferred Stock. For the three months ended June 30, 2021, the write-off of unamortized transaction costs and unaccreted allocated Warrant fair value was $22.5 million.
4. Credit Loss (Benefit) Expense for the three months ended June 30, 2021 excludes the impact of a $1.6 million loss on sale of a first mortgage loan.

Bank of America Conference | Presentation | September 2021

35

ASSETS June 30, 2021 December 31, 2020 Cash and Cash Equivalents $239,743 $319,669 Restricted Cash 828 — Accounts Receivable 755 785 Collateralized Loan Proceeds Held at Trustee 53,832 174 Accounts Receivable from Servicer/Trustee 2,439 418 Accrued Interest and Fees Receivable 29,461 27,391 Loans Held for Investment 4,825,890 4,516,400 Allowance for Credit Losses (51,941) (59,940) Loans Held for Investment, net (includes $1,354,085 and $2,259,467 pledged as collateral under secured revolving repurchase and secured credit agreements) 4,773,949 4,456,460 Real Estate Owned 99,200 99,200 Other Assets 2,789 4,646 Total Assets $5,202,996 $4,908,743 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Accrued Interest Payable 2,774 $2,630 Accrued Expenses and Other Liabilities 11,311 14,450 Secured Credit Agreements (net of deferred financing costs of $4,571 and $8,831) 858,640 1,514,028 Collateralized Loan Obligations (net of deferred financing costs of $14,654 and $9,192) 2,821,233 1,825,568 Mortgage Loan Payable (net of deferred financing costs of $712 and $853) 49,288 49,147 Payable to Affiliates 5,738 5,570 Deferred Revenue 1,321 1,418 Dividends Payable 15,500 29,481 Total Liabilities $3,765,805 $3,442,292 Commitments and Contingencies Temporary Equity: Series B Cumulative Redeemable Preferred Stock ($0.001 par value per share; 0 and 13,000,000 shares authorized; 0 and 9,000,000 shares issued and outstanding), net - 199,551 Permanent Equity: Series A Preferred Stock ($0.001 par value per share; 100,000,000 shares authorized; 125 and 125 shares issued and outstanding) — — Series C Preferred Stock ($0.001 par value per share; 8,050,000 shares authorized; 8,050,000 and 0 shares issued and outstanding, respectively) ($201,250 aggregate liquidation preference) 8 Common Stock ($0.001 par value per share; 302,500,000 and 302,500,000 shares authorized, respectively; 77,089,125 and 76,787,006 shares issued and outstanding, respectively) 77 77 Additional Paid-in-Capital 1,708,972 1,559,681 Accumulated Deficit (271,866) (292,858) Total Stockholders' Equity 1,437,191 1,266,900 Total Permanent Equity 1,437,191 1,266,900 Total Liabilities and Stockholders' Equity 5,202,996 $4,908,743 All amounts in thousands except share and per share amounts Consolidated Balance Sheets Bank of America Conference | Presentation | September 2021

Consolidated Statements of Income and Comprehensive Income All amounts in thousands except share and per share amounts (unaudited) Three Months Ended June 30,   INTEREST INCOME 2021 2020 Interest Income $61,915 $70,051 Interest Expense (22,017) (25,865) Net Interest Income 39,898 44,186 OTHER REVENUE Other Income, net 157 119 Total Other Revenue 157 119 OTHER EXPENSES Professional Fees 1,137 4,036 General and Administrative 1,081 860 Stock Compensation Expense 1,393 1,686 Servicing and Asset Management Fees 328 261 Management Fee 5,344 5,115 Incentive Management Fee — — Total Other Expenses 9,283 11,958 Securities Impairments — 96 Credit Loss Benefit (Expense) 1,852 10,546 Income (Loss) Before Income Taxes 32,624 42,989 Income Tax Expense, net (233) (61) Net Income (Loss) $32,391 $42,928 Preferred Stock Dividends and Participating Securities Share in Earnings (Loss) (6,947) (2,380) Series B Preferred Stock Redemption Make-Whole Payment (22,485) - Series B Preferred Stock Accretion and Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs (23,997) (433) Net (Loss) Income Attributable to Common Stockholders ($21,038) $40,105 Earnings (Loss) per Common Share, Basic ($0.27) $0.52 Earnings (Loss) per Common Share, Diluted ($0.27) $0.52 Weighted Average Number of Common Shares Outstanding Basic: 76,899,270 76,644,038 Diluted: 76,899,270 76,644,038 Dividends Declared per Common Share $0.20 $0.20 OTHER COMPREHENSIVE INCOME Net Income (Loss) $32,391 $42,928 Unrealized Loss on Available-for-Sale Debt Securities — (77) Comprehensive Net Income (Loss) $32,391 $42,851 Bank of America Conference | Presentation | September 2021

Cash Flows from Operating Activities: June 30, 2021 June 30, 2020 Net Income (Loss) $64,347 ($189,862) Adjustment to Reconcile Net Income to Net Cash Provided by Operating Activities: Amortization and Accretion of Premiums, Discounts and Loan Origination Fees, net (3,775) (5,627) Amortization of Deferred Financing Costs 7,644 6,539 Increase in Capitalized Accrued Interest 548 (550) Stock Compensation Expense 2,849 3,087 Loss on Sales of Loans Held for Investment, net 1,626 13,773 Loss on Sales of CRE Debt Securities, net - 203,397 (Benefit) Allowance for Credit Loss Expense (7,515) 39,029 Cash Flows Due to Changes in Operating Assets and Liabilities: Accounts Receivable 30 2,308 Accrued Interest Receivable (2,051) (1,078) Accrued Expenses and Other Liabilities (4,716) 1,414 Accrued Interest Payable 146 (3,212) Payable to Affiliates 167 1,505 Deferred Fee Income (97) (15) Other Assets 1,857 (31) Net Cash Provided by Operating Activities $61,060 $70,677 Cash Flows from Investing Activities: Origination of Loans Held for Investment (631,408) (351,650) Advances on Loans Held for Investment (73,136) (123,692) Principal Repayments of Loan Held for Investment 282,583 333,715 Sales of Loans Held for Investment 58,374 5,295 Purchase of Available-for-Sale CRE Debt Securities - (168,888) Sales and Principal Repayments of Available-for-Sale CRE Debt Securities - 766,437 Net Cash Used in Investing Activities ($363,587) $461,217 Cash Flows from Financing Activities: Payments on Collateralized Loan Obligations (36,373) - Proceeds from Collateralized Loan Obligations 1,037,500 - Proceeds from Issuance of Series C Cumulative Redeemable Preferred Stock 201,250 - Payments on Secured Financing Agreements – Loan Investments (868,083) (606,265) Proceeds from Secured Financing Agreements – Loan Investments 208,435 695,250 Payments on Secured Financing Agreements – CRE Debt Securities - (824,920) Proceeds from Secured Financing Agreements – CRE Debt Securities - 132,122 Payment of Deferred Financing Costs (8,119) (1,769) Series B Preferred Stock Redemption Make-Whole Payment (22,485) - Series B Preferred Stock Redemption at Par Value (225,000) - Proceeds from Issuance of Series B Preferred Stock - 210,598 Proceeds from Issuance of Warrants to Purchase Common Stock - 14,402 Proceeds from Issuance of Common Stock - 12,895 Dividends Paid on Common Stock (44,998) (32,551) Dividends Paid on Class A Common Stock - (284) Dividends Paid on Preferred Stock (12,338) (2,256) Payment of Equity Issuance and Equity Distribution Agreement Transaction Costs (6,360) (12,365) Net Cash Provided by Financing Activities $223,429 ($415,143) Net Change in Cash, Cash Equivalents, and Restricted Cash (79,098) 116,751 Cash, Cash Equivalents, and Restricted Cash at Beginning of Period 319,669 79,666 Cash, Cash Equivalents, and Restricted Cash at End of Period $240,571 $196,417 Supplemental Disclosure of Cash Flow Information: Interest Paid $34,526 $60,995 Taxes Paid 973 5 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Principal Repayments of Loans Held for Investment Held by Servicer/Trustee, net $55,872 $80,205 Accrued Equity Issuance and Transaction Costs 506 3,035 Dividends Declared, not paid 15,500 48,669 Change in Accrued Deferred Financing Costs 587 937 Unrealized Loss on Available-for-Sale CRE Debt Securities - (1,051) Consolidated Statements of Cash Flows All amounts in thousands Three Months Ended (Unaudited) Bank of America Conference | Presentation | September 2021

Definitions and Disclaimers We use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan investment and operating activities. Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to our common stockholders, including realized gains and losses, regardless of whether such items are included in other comprehensive income or loss, or in GAAP net income (loss), and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization expense, (iii) unrealized gains (losses), and (iv) certain non-cash or income and expense items included in GAAP net income (loss) during the applicable reporting period. The exclusion of depreciation and amortization expense from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. We believe that Distributable Earnings provides meaningful information for our investors to consider in addition to our net income (loss) and cash flow from operating activities determined in accordance with GAAP. We made an election to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2014. Annually, we generally must distribute at least 90% of our net taxable income, subject to certain adjustments and excluding any net capital gains, for us to qualify as a REIT for U.S. federal income tax purposes. To the extent that we satisfy this distribution requirement but distribute less than 100% of our net taxable income, we will be subject to U.S. federal income tax on our undistributed taxable income. One of the primary reasons investors purchase our common stock is to receive our dividends. Over time, Distributable Earnings has been a useful indicator of our distribution policy and dividends per common share. Because of our investors’ focus on dividends, Distributable Earnings and net taxable income are important measures considered by us in determining dividends per common share. In assessing the impact of our allowance for credit losses on our Distributable Earnings, we determined that, consistent with our accounting policy for the measurement of credit losses, the fact that credit losses only impact our taxable income when such credit losses are realized, and our stakeholders’ view of realized loan losses, the recognition of our credit loss provision or reversals of our credit loss provision should be included in unrealized gains, losses or other non-cash items as referenced above, but only to the extent that our credit loss provision exceeds any realized credit losses during the applicable reporting period. A loan will be written off as a realized loss when it is deemed non-recoverable upon a realization event and is generally recognized at the time the loan receivable is settled, transferred or exchanged, or in the case of foreclosure, when the underlying property is foreclosed upon or sold based on the facts and circumstances of the underlying transaction. Non-recoverability may also be concluded by us if, in our determination, it is nearly certain that all amounts due will not be collected. A realized loss may equal the difference between the cash or consideration received or expected to be received, and the net book value of the loan, reflecting our economics as it relates to the ultimate realization of the asset. Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies. Distributable Earnings Bank of America Conference | Presentation | September 2021

Definitions and Disclaimers (cont.)

Deferred Fundings

- Fundings to borrowers that are made under existing loan commitments after loan closing date

Geographic Diversity

- TRTX provides herein additional detail by splitting the South region into separate Southeast and Southwest regions using definitions established by The National Council of Real Estate Investment Fiduciaries (NCREIF). A reconciliation to TRTX's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 follows (dollars in millions represent outstanding loan commitments):

Region	Form 10-Q	Reclassification	Supplemental	% Total Commitment
East	$2,101.5	$41.9	$2,143.4	40.3%
South	1,358.0	(1,358.0)	-	-
West	1,207.0	-	1,207.0	22.7%
Midwest	563.7	-	563.7	10.6%
Various	88.1	(88.1)	-	-
Southeast	-	747.2	747.2	14.0%
Southwest	-	657.0	657.0	12.4%
Total	**$5,318.3**	**$-**	**$5,318.3**	**100.0%**

Note: Totals may not sum due to rounding

Leverage

- Debt-to-Equity - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit agreements, and mortgage loan payable, less cash, to (ii) total stockholders' equity, at period end
- Total Leverage - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit agreements, and mortgage loan payable, plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders' equity, at period end

Loan-to-Value (LTV)

- Except for construction loans, LTV is calculated for loan originations and existing loans as the total outstanding principal balance of the loan or participation interest in a loan (plus any financing that is pari passu with or senior to such loan or participation interest) as of June 30, 2021, divided by the as-is appraised value of our collateral at the time of origination or acquisition of such loan or participation interest. For construction loans only, LTV is calculated as the total commitment amount of the loan divided by the as-stabilized value of the real estate securing the loan. The as-is or as-stabilized (as applicable) value reflects our Manager's estimates, at the time of origination or acquisition of the loan or participation interest in a loan, of the real estate value underlying such loan or participation interest determined in accordance with our Manager's underwriting standards and consistent with third-party appraisals obtained by our Manager

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Definitions and Disclaimers (cont.) Bridge/Stabilization Loan - A loan with limited deferred fundings, generally less than 10% of the total loan commitment, which fundings are commonly conditioned on the borrower’s satisfaction of certain collateral performance tests. The related business plan generally involves little or no capital expenditure related to base building work (e.g., building mechanical systems, lobbies, elevators, common areas, or other amenities), with most deferred fundings related to leasing activity. The primary focus is on maintaining or improving current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies Light Transitional Loan - A transitional loan with deferred fundings ranging from 10% to 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan is to lease existing or forecasted tenant vacancy to achieve stabilized occupancy and cash flow. Capital expenditure is primarily to fund leasing commissions and tenant improvements for new tenant leases, and capital expenditure allocated to base building work generally does not exceed 20%. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy Moderate Transitional Loan - A transitional loan with deferred fundings greater than 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan generally involves capital expenditure for base building work needed before substantial leasing activity can be achieved, followed by capital expenditure for tenant improvements and leasing commissions to achieve stabilized occupancy and cash flow. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy Construction Loan - A loan made to a borrower to fund the ground-up construction of a commercial real estate property Loan Category Modifications Economic modifications typically consist of one or more of the following: partial repayments of principal; equity contributions; repurposing of reserves; deferred PIK interest agreements; and adjustments to debt yield thresholds or other conditions precedent to a loan extension Non-economic modifications may consist of the extension of milestones, budget re-allocations, and/or short-term extensions to enable near-term resolution of the loan Bank of America Conference | Presentation | September 2021 Market Price and Dividend Disclaimer TRTX can provide no assurance regarding future market prices of TRTX’s common stock. The market price of TRTX’s common stock may be significantly affected by numerous factors, some of which are beyond TRTX’s control and may not be directly related to TRTX’s operating performance. Additionally, no assurance can be given that TRTX will be able to pay dividends to TRTX’s stockholders at any time in the future or that the level of any dividends that TRTX does pay to its stockholders will achieve a market yield or increase or even be maintained over time. TRTX’s ability to pay dividends may be adversely affected by a number of factors, some of which are beyond TRTX’s control and may not be directly related to TRTX’s operating performance. Future dividend payments, if any, will be authorized by TRTX’s board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including TRTX’s historical and projected results of operations, cash flows and financial condition, TRTX’s financing covenants, maintenance of TRTX’s REIT qualification, applicable provisions of Maryland law and such other factors as TRTX’s board of directors deems relevant.

Definitions and Disclaimers (cont.)

Non-Consolidated Senior Interest

- TRTX creates structural leverage through the co-origination or non-recourse syndication of a senior loan interest to a third-party. In either case, the senior mortgage loan (i.e., the non-consolidated senior interest) is not included on our balance sheet. When we create structural leverage through the co-origination or non-recourse syndication of a senior loan interest to a third-party, we retain on our balance sheet a mezzanine loan

Property Types

- Mixed-Use: TRTX classifies a loan as mixed-use if the property securing TRTX's loan (a) involves more than one use; and (b) no single use represents more than 60% of the collateral property's total value. In certain instances, TRTX's classification may be determined by its assessment of which use is the principal driver of the property's aggregate net operating income
- Life Science: TRTX classifies a loan as life science if more than 60% of the gross leasable area is leased to, or will be converted to, life science-related space. Life science-related space includes laboratory space, office space, or allied light manufacturing space used in support of biotechnology, pharmaceuticals, biomedical technologies, life systems technologies, and the design and manufacture of biomedical technology.
- TRTX provides herein additional detail by splitting the Office property category into separate Office – Traditional and Office – Life Science Categories. A reconciliation to TRTX's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 follows (dollars in millions represent outstanding loan commitments):

Property Type	Form 10-Q	Reclassification	Supplemental	% Total Commitment
Office	$2,811.9	($472.6)	$2,339.3	44.0%
Life Science	-	472.6	472.6	8.9%
Multifamily	1,188.6	-	1,188.6	22.3%
Hotel	673.0	-	673.0	12.7%
Mixed-Use	588.7	-	588.7	11.1%
Retail	33.0	-	33.0	0.6%
Condominium	23.0	-	23.0	0.4%
Total	**$5,318.3**	**$-**	**$5,318.3**	**100.0%**

Note: Totals may not sum due to rounding

ROE Scenarios Disclaimer

- TRTX has presented three Assumed ROE scenarios for illustrative purposes only. These Assumed ROE scenarios are based on current market conditions and assumptions with respect to general business, economic, regulatory, and financial conditions and other future events, as well as matters specific to TRTX's business, all of which are difficult to predict and many of which are beyond TRTX's control. As a result, there can be no assurance that any of the Assumed ROE scenarios will be realized or that actual return on equity will not be significantly higher or lower than the Assumed ROE scenarios presented on this slide. The Assumed ROE scenarios are not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on these scenarios.

Bank of America Conference | Presentation | September 2021

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Company Information Contact Information Headquarters: 888 Seventh Avenue 35th Floor New York, NY 10106 New York Stock Exchange: Symbol: TRTX TPG RE Finance Trust, Inc. Bob Foley Chief Financial Officer +1 (212) 430-4111 bfoley@tpg.com Brandon Fox +1 (415) 706-2751 bfox@tpg.com Investor Relations: +1 (212) 405-8500 IR@tpgrefinance.com Media Contact: TPG RE Finance Trust, Inc. Courtney Power +1 (415) 743-1550 media@tpg.com Analyst Coverage BTIG Tim Hayes +1 (212) 738-6199 Citigroup Securities Arren Cyganovich +1 (212) 816-3733 JMP Securities Steven DeLaney +1 (212) 906-3517 JP Morgan Richard Shane +1 (415) 315-6701 Raymond James Stephen Laws +1 (901) 579-4868 Wells Fargo Donald Fandetti +1 (212) 214-8069 TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit www.tpgrefinance.com. Bank of America Conference | Presentation | September 2021